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                                 Exhibit (b)(7)

                                 LOAN AGREEMENT

         The following are the terms and conditions under which TIB The Independent BankersBank ("Lender") agrees to lend to FVNB Corp., a Texas corporation ("Borrower"), up to Eight Million Dollars ($8,000,000) ("Loan") under that certain promissory note dated August 15, 2001, payable to the order of Lender, executed by Borrower and in the original principal amount of $8,000,000 (as the same may be renewed, extended or modified from time to time, the "Note").

         This Loan Agreement refers to First Victoria National Bank, a national banking association, located in Victoria, Texas (hereinafter "Bank").

         The security for the Loan is described as follows:

                  All shares of the issued and outstanding common capital stock of FVNB Delaware Corp. ("FVNB Delaware") and all dividends, distributions, products and proceeds thereof, and any additional stock acquired by Borrower from time to time and all dividends, distributions, products and proceeds thereof, all of which shall be subject to a first priority perfected security interest in favor of Lender.

                  All shares of the issued and outstanding common capital stock of First Victoria National Bank and all dividends, distributions, products and proceeds thereof, and any additional stock acquired by Borrower from time to time and all dividends, distributions, products and proceeds thereof, all of which shall be subject to a first priority perfected security interest in favor of Lender.

See the attached definitions which are incorporated herein by reference for all purposes and are utilized herein.

         Until the aforesaid Loan (principal plus accrued interest) plus all Obligations set forth in the Loan Documents (including, without limitation, the Note, Security Agreement, Loan Agreement, and all other Loan Documents), are paid in full and all commitments of Lender under the Loan Documents have terminated, Borrower represents and warrants to Lender, and covenants and agrees with Lender, as follows:


BORROWER SHALL FURNISH TO LENDER THE FOLLOWING:

QUARTERLY FDIC CALL REPORTS OF BANK CONTAINING ALL SUPPLEMENTARY SCHEDULES, AS SOON AS SAME ARE MADE AVAILABLE TO BORROWER AND IN ANY EVENT NO LATER THAN 10 DAYS AFTER THE END OF EACH CALENDAR QUARTER.

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SEMI-ANNUAL AND ANNUAL HOLDING COMPANY FINANCIAL STATEMENTS AT THE TIME REQUIRED
TO BE SUBMITTED BY BORROWER TO THE FEDERAL RESERVE BANK OF DALLAS.

BORROWER WILL PROMPTLY FURNISH TO LENDER, AT LENDER'S REQUEST AND WITHIN LENDER'S SOLE DISCRETION, SUCH ADDITIONAL FINANCIAL OR OTHER INFORMATION CONCERNING THE ASSETS, LIABILITIES, OPERATIONS AND TRANSACTIONS OF BORROWER, BANK AND ANY OBLIGATED PARTY AS LENDER MAY FROM TIME TO TIME REASONABLY REQUEST.

BORROWER SHALL:

PERMIT LENDER, AND CAUSE BANK TO PERMIT LENDER, TO EXAMINE THE BOOKS AND RECORDS AND PROPERTIES OF BANK AND BORROWER, PROVIDED, HOWEVER, THAT SO LONG AS NO DEFAULT OR EVENT OF DEFAULT EXISTS UNDER ANY LOAN DOCUMENT, SUCH EXAMINATION IS REASONABLY NECESSARY AND LENDER GIVES BORROWER REASONABLE NOTICE OF SUCH REQUEST.

COMPLY WITH EACH AND EVERY TERM OF THIS LOAN AGREEMENT AND ALL TERMS OF THE OTHER LOAN DOCUMENTS.

NOT DECLARE OR PAY ANY DIVIDENDS OR MAKE ANY OTHER PAYMENT OR DISTRIBUTION ON ACCOUNT OF ITS CAPITAL STOCK, OR REDEEM, PURCHASE, RETIRE, OR OTHERWISE ACQUIRE ANY OF ITS CAPITAL STOCK, OR SET APART ANY MONEY FOR A SINKING OR OTHER ANALOGOUS FUND FOR ANY DIVIDEND OR OTHER DISTRIBUTION ON ITS CAPITAL STOCK, EXCEPT (i) WHEN NO DEFAULT OR EVENT OF DEFAULT UNDER LOAN DOCUMENT EXISTS, AS SUCH RELATES TO THE REPURCHASE OF SHARES CONTEMPLATED IN THE CURRENTLY PROPOSED GOING-PRIVATE TRANSACTION, AND (ii) WHEN NO DEFAULT OR EVENT OF DEFAULT UNDER THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT EXISTS OR WILL RESULT THEREFROM, BORROWER MAY PAY DIVIDENDS TO ITS SHAREHOLDERS AS LONG AS THE TOTAL ANNUAL AFTER-TAX NET INCOME OF BANK EXCEEDS THE AMOUNT OF ALL DIVIDENDS PAID BY BANK TO BORROWER BY A RATIO OF 125%.

CAUSE THE COMMON CAPITAL STOCK OF THE BANK AND FNVB DELAWARE WHICH IS PLEDGED TO THE LENDER TO AT ALL TIMES CONSTITUTE AT LEAST 100% OF THE ISSUED AND OUTSTANDING SHARES OF CAPITAL STOCK OF THE BANK, AND SHALL CAUSE SUCH SHARES OF STOCK OF THE BANK TO BE SUBJECT TO A FIRST PRIORITY PERFECTED SECURITY INTEREST IN FAVOR OF THE LENDER.

BORROWER WILL COMPLY AND CAUSE FVNB DELAWARE AND BANK TO COMPLY WITH ALL LAWS, STATUTES, ORDINANCES, GOVERNMENTAL REGULATIONS, AGREEMENTS, CONTRACTS, AND INSTRUMENTS APPLICABLE TO OR BINDING UPON IT OR ANY OF ITS PROPERTY, BUSINESS, OPERATIONS AND TRANSACTIONS.

BORROWER WILL PROMPTLY NOTIFY LENDER OF THE OCCURRENCE OF ANY DEFAULT UNDER THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT.

BORROWER SHALL CAUSE BANK TO MAINTAIN THE FOLLOWING:

RATIOS. BORROWER SHALL CAUSE BANK TO MAINTAIN RATIOS OF ASSETS TO LIABILITIES, LOANS TO DEPOSITS, AND LIQUIDITY RATIOS ACCEPTABLE TO ALL TRIBUNALS HAVING JURISDICTION OVER BORROWER OR BANK; TO AT ALL TIMES MAINTAIN A LEVERAGE RATIO OF


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6.00% OR GREATER; TO ACHIEVE A MINIMUM RETURN ON ASSETS AFTER PAYMENT OF
APPLICABLE TAXES AND BEFORE EXTRAORDINARY ITEMS OF 1.00% ANNUALLY, TO AT ALL TIMES MAINTAIN A MINIMUM TIER 1 EQUITY CAPITAL OF $42,000,000, AND TO AT ALL TIMES MAINTAIN A TOTAL CLASSIFIED ASSETS TO CAPITAL RATIO OF 50.00% OR LESS THROUGHOUT THE TERM OF THE LOAN.

CONTROL. THERE SHALL BE NO CHANGE IN THE CONTROL OF BORROWER OR BANK WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER, SUCH CONSENT NOT TO BE UNREASONABLY WITHHELD.

BORROWER AND ITS SUBSIDIARIES MAY CREATE, INCUR, ASSUME OR BECOME LIABLE IN ANY MANNER ON ANY UNSECURED INDEBTEDNESS, DIRECTLY OR INDIRECTLY, SO LONG AS BORROWER IS NOT IN DEFAULT UNDER THE TERMS OF ANY OF THE LOAN DOCUMENTS. IF ANY DEFAULT OR EVENT OF DEFAULT EXISTS UNDER ANY LOAN DOCUMENT, BORROWER SHALL NOT AND SHALL NOT PERMIT ANY SUBSIDIARY TO CREATE, INCUR, ASSUME OR BECOME LIABLE OR PERMIT TO EXIST IN ANY MANNER ANY INDEBTEDNESS, DIRECTLY OR INDIRECTLY, WITHOUT THE PRIOR WRITTEN APPROVAL OF THE LENDER. BORROWER SHALL NOT REDUCE ITS CURRENT PERCENTAGE OF OWNERSHIP OF THE STOCK OF BANK. BORROWER WILL NOT INCUR, CREATE, ASSUME OR PERMIT TO EXIST ANY LIEN UPON ANY OF ITS OR ITS SUBSIDIARIES' PROPERTY, ASSETS OR REVENUES, WHETHER NOW OWNED OR HEREAFTER ACQUIRED, EXCEPT THE LIEN IN FAVOR OF LENDER UPON THE CAPITAL STOCK OF THE BANK. BORROWER WILL NOT REORGANIZE, MERGE, CONSOLIDATE WITH, OR ACQUIRE ALL OR SUBSTANTIALLY ALL OF THE ASSETS OR STOCK OF ANY OTHER ENTITY WITHOUT THE PRIOR WRITTEN CONSENT OF LENDER, NOR WILL IT PERMIT ANY SUBSIDIARY TO DO SO. BORROWER WILL NOT SELL ANY OF ITS ASSETS OUTSIDE THE ORDINARY COURSE OF BUSINESS WITHOUT LENDER'S PRIOR WRITTEN CONSENT. BORROWER SHALL NOT PREPAY ANY MATERIAL INDEBTEDNESS, OTHER THAN THE OBLIGATIONS. BORROWER SHALL NOT AMEND OR MODIFY THE TERMS OF ANY SUBORDINATED INDEBTEDNESS OF BORROWER WITHOUT LENDER'S PRIOR WRITTEN CONSENT.

IF BORROWER OR ANY OBLIGATED PARTY FAILS TO COMPLY WITH ANY TERM OF THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR IS INSOLVENT OR IS THE SUBJECT OF A BANKRUPTCY PROCEEDING, OR IF ANY REPRESENTATION OR WARRANTY MADE IN THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENTS OR ANY DOCUMENT CONTEMPLATED HEREBY IS FALSE, MISLEADING, OR ERRONEOUS, OR IF BORROWER OR ANY OBLIGATED PARTY FAILS TO COMPLY WITH ANY COVENANT OR AGREEMENT IN THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT, THEN SUCH FAILURE SHALL CONSTITUTE AN EVENT OF DEFAULT UNDER THIS LOAN AGREEMENT, THE NOTE, AND EACH OF THE OTHER LOAN DOCUMENTS, ENTITLING LENDER TO TERMINATE ITS COMMITMENT TO LEND AND TO DECLARE ALL OUTSTANDING PRINCIPAL AND ACCRUED INTEREST ON THE NOTE IMMEDIATELY DUE AND PAYABLE WITHOUT NOTICE, DEMAND, PRESENTMENT, NOTICE OF DISHONOR, NOTICE OF ACCELERATION, NOTICE OF INTENT TO ACCELERATE, PROTEST, OR ANY OTHER FORMALITIES, ALL OF WHICH ARE HEREBY EXPRESSLY WAIVED, AND LENDER SHALL BE ENTITLED TO EXERCISE ANY AND ALL RIGHTS AND REMEDIES AFFORDED BY THE LOAN DOCUMENTS OR OTHERWISE BY LAW.

BORROWER REPRESENTS AND WARRANTS TO LENDER THAT ALL INFORMATION, INCLUDING FINANCIAL STATEMENTS OF BORROWER, BANK, AND ANY OBLIGATED PARTIES, HERETOFORE


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DELIVERED TO LENDER IN CONNECTION WITH THIS LOAN IS TRUE, CORRECT AND COMPLETE
AND DOES NOT FAIL TO DISCLOSE ANY MATERIAL FACT.

BORROWER AGREES TO PAY ON DEMAND ALL REASONABLE COSTS AND EXPENSES INCURRED BY LENDER IN CONNECTION WITH THE PREPARATION, NEGOTIATION, AND EXECUTION OF THIS LOAN AGREEMENT AND THE OTHER LOAN DOCUMENTS AND ANY AND ALL AMENDMENTS, MODIFICATIONS, AND SUPPLEMENTS THERETO, INCLUDING WITHOUT LIMITATION THE COSTS AND FEES OF LENDER'S LEGAL COUNSEL, AND ALL COSTS AND EXPENSES INCURRED BY LENDER IN CONNECTION WITH THE ADMINISTRATION, ENFORCEMENT AND PRESERVATION OF ANY RIGHTS UNDER THIS LOAN AGREEMENT ON ANY OTHER LOAN DOCUMENTS, INCLUDING WITHOUT LIMITATIONS THE COSTS AND FEES OF LENDER'S LEGAL COUNSEL.

THIS LOAN AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS REFERRED TO HEREIN EMBODY THE FINAL, ENTIRE AGREEMENT AMONG THE PARTIES HERETO AND SUPERSEDE ANY AND ALL PRIOR COMMITMENTS, AGREEMENTS, REPRESENTATIONS, AND UNDERSTANDINGS, WHETHER WRITTEN OR ORAL, RELATING TO THE SUBJECT MATTER HEREOF AND MAY NOT BE CONTRADICTED OR VARIED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR DISCUSSIONS OF THE PARTIES HERETO. THERE ARE NO ORAL AGREEMENTS AMONG THE PARTIES HERETO.

THIS LOAN AGREEMENT AND ALL OTHER DOCUMENTS AND INSTRUMENTS EXECUTED PURSUANT HERETO OR IN CONNECTION HEREWITH AND THE TRANSACTIONS CONTEMPLATED HEREBY ARE MADE AND PERFORMABLE IN DALLAS COUNTY, TEXAS, AND SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA.

THIS LOAN AGREEMENT MAY BE EXECUTED IN ANY NUMBER OF COUNTERPARTS AND BY DIFFERENT PARTIES HERETO ON SEPARATE COUNTERPARTS, EACH OF WHICH WHEN SO EXECUTED SHALL BE DEEMED TO BE AN ORIGINAL AND ALL OF WHICH WHEN TAKEN TOGETHER SHALL CONSTITUTE ONE AND THE SAME INSTRUMENT. TELECOPIES OF SIGNATURES SHALL BE BINDING AND EFFECTIVE AS ORIGINALS.

THIS LOAN AGREEMENT IS BINDING UPON BORROWER, ITS SUCCESSORS AND ASSIGNS, AND INURES TO THE BENEFIT OF LENDER, ITS SUCCESSORS AND ASSIGNS; PROVIDED THAT BORROWER MAY NOT ASSIGN ITS RIGHTS OR OBLIGATIONS HEREUNDER WITHOUT LENDER'S PRIOR WRITTEN CONSENT.

THE OBLIGATION OF LENDER TO MAKE THE LOAN IS SUBJECT TO THE CONDITION PRECEDENT THAT LENDER SHALL HAVE RECEIVED ON OR BEFORE THE DAY OF THE MAKING OF THE LOAN ALL OF THE FOLLOWING, EACH DATED (UNLESS OTHERWISE INDICATED) THE DATE HEREOF, IN FORM AND SUBSTANCE SATISFACTORY TO LENDER:


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ARTICLES OF INCORPORATION.  THE ARTICLES OF INCORPORATION OF THE BORROWER AND
GUARANTOR CERTIFIED BY THE SECRETARY OF THE STATES OF TEXAS AND DELAWARE, AS APPLICABLE, AND DATED WITHIN TEN (10) DAYS PRIOR TO THE CLOSING DATE.

BYLAWS. THE BYLAWS OF THE BORROWER AND GUARANTOR CERTIFIED BY SUCH PERSON'S SECRETARY OR AN ASSISTANT SECRETARY.

CERTIFICATE OF SECRETARY AND INCUMBENCY. RESOLUTIONS OF THE BOARD OF DIRECTORS OF BORROWER AND GUARANTOR CERTIFIED BY SUCH PERSON'S SECRETARY OF AN ASSISTANT SECRETARY WHICH AUTHORIZES THE EXECUTION, DELIVERY AND PERFORMANCE OF THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS, TOGETHER WITH A CERTIFICATE OF INCUMBENCY CERTIFYING THE NAMES OF THE OFFICERS OF SUCH PERSON AUTHORIZED TO SIGN THIS AGREEMENT, THE NOTE, AND THE OTHER LOAN DOCUMENTS, TOGETHER WITH SPECIMEN SIGNATURES OF SUCH OFFICERS.

GOVERNMENTAL CERTIFICATES. CERTIFICATES OF THE APPROPRIATE GOVERNMENT OFFICIALS OF THE STATE OF INCORPORATION OF BORROWER AND GUARANTOR AS TO THE EXISTENCE AND GOOD STANDING OF SUCH PERSONS, EACH DATED WITHIN TEN (10) DAYS PRIOR TO THE DATE HEREOF.

ARTICLES OF ASSOCIATION AND BYLAWS. THE ARTICLES OF ASSOCIATION AND BYLAWS OF BANK CERTIFIED BY THE CASHIER OF BANK.

NOTE.  THE NOTE EXECUTED BY BORROWER.

SECURITY AGREEMENTS. THE SECURITY AGREEMENTS EXECUTED BY BORROWER AND GUARANTOR.

GUARANTY AGREEMENT.  GUARANTY AGREEMENT EXECUTED BY THE GUARANTOR.

PLEDGED STOCK. THE CERTIFICATES REPRESENTING THE PLEDGED STOCK, ACCOMPANIED BY STOCK POWERS DULY EXECUTED IN BLANK BY BORROWER AND GUARANTOR.

FEDERAL RESERVE APPROVAL. THE WRITTEN AUTHORIZATION OF THE BOARD OF GOVERNORS OF THE FEDERAL RESERVE SYSTEM GRANTING APPROVAL FOR THE FORMATION OF BORROWER
AS A ONE-BANK HOLDING COMPANY AND AUTHORIZING BORROWER AND GUARANTOR'S OWNERSHIP OF THE BANK.

ADDITIONAL INFORMATION. SUCH ADDITIONAL DOCUMENTS, INSTRUMENTS, AND INFORMATION AS LENDER OR ITS LEGAL COUNSEL, WINSTEAD SECHREST & MINICK P.C., MAY REASONABLY REQUEST.

THE OBLIGATION OF LENDER TO MAKE ANY ADVANCE UNDER THE LOAN IS SUBJECT TO THE FOLLOWING CONDITIONS PRECEDENT:

NO DEFAULT OR EVENT OF DEFAULT SHALL HAVE OCCURRED UNDER THIS LOAN AGREEMENT OR ANY OTHER LOAN DOCUMENT, OR WOULD RESULT FROM SUCH ADVANCE.

ALL OF THE REPRESENTATIONS AND WARRANTIES MADE IN THIS LOAN AGREEMENT AND IN THE OTHER LOAN DOCUMENTS SHALL BE TRUE AND CORRECT ON AND AS OF THE DATE OF SUCH ADVANCE WITH THE SAME FORCE AND EFFECT AS IF SUCH REPRESENTATIONS AND WARRANTIES HAD BEEN MADE ON AND AS OF SUCH DATE.


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THE OFFICER OF THE LENDER WITH RESPONSIBILITY FOR THE LOAN SHALL APPROVE SUCH
ADVANCE, WHICH APPROVAL SHALL NOT BE UNREASONABLY WITHHELD.

THE MAKING OF SUCH ADVANCE SHALL NOT CAUSE THE SUM OF ALL ADVANCES MADE TO BORROWER TO EXCEED THE LENDER'S LEGAL LENDING LIMIT AS DETERMINED UNDER APPLICABLE LAW.

THE PURPOSE OF THE ADVANCE SHALL BE TO PURCHASE SHARES OF STOCK IN FVNB CORP. OR TO PAY ANY REASONABLE EXPENSES ASSOCIATED WITH SUCH REPURCHASE.

TO THE EXTENT THAT THE TERMS OF THIS LOAN AGREEMENT ARE IN DIRECT CONFLICT WITH THE TERMS OF ANY OTHER LOAN DOCUMENT, THE TERMS OF THIS LOAN AGREEMENT SHALL GOVERN. ALL TERMS OF THE OTHER LOAN DOCUMENTS ARE SUPPLEMENTAL TO THE TERMS OF THIS LOAN AGREEMENT.

LENDER SHALL HAVE NO OBLIGATION TO MAKE FURTHER ADVANCES TO BORROWER UNDER THE LOAN DOCUMENTS ON OR AFTER AUGUST 15, 2002.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]





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         EXECUTED effective as of August 15, 2001.


Sincerely,                               TERMS AGREED TO AND ACCEPTED:

TIB THE INDEPENDENT BANKERSBANK          "BORROWER"
                                         FVNB CORP.


By: /s/ G. BART GRIFFITH                 By: /s/ DAVID GADDIS
   ---------------------------              ---------------------------------
Name: G. BART GRIFFITH                        David Gaddis
     -------------------------                President and Chief Executive
Title:  VICE PRESIDENT                        Officer
      ------------------------


                                         "GUARANTOR"
                                         FVNB DELAWARE CORP.


                                         By: /s/ DAVID GADDIS
                                            -----------------------------------
                                              David Gaddis
                                              President and Chief Executive
                                              Officer



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                                   DEFINITIONS

         The terms defined herein shall have the following meanings for the purpose of this Agreement, and the singular shall include the plural, and vice versa, unless otherwise specifically required by the context:

         "ASSETS" shall mean the assets of Bank determined in accordance with accounting principals consistently applied by the various regulatory authorities or generally accepted accounting principles, consistently applied.

         "AVERAGE ASSETS" means Bank's average assets as reflected on the most recent Call Report for Bank.

         "BANK" shall mean First Victoria National Bank, located in Victoria, Texas.

         "BOOK VALUE" shall mean, for any share of Bank stock, Bank's Capital divided by the total number of its shares outstanding.

         "BUSINESS DAY" shall mean a day on which Lender is open for transaction of its general banking business.

         "CAPITAL" shall mean the sum of the following for a bank determined in accordance with regulatory accounting principles or generally accepted accounting principles, consistently applied less goodwill and other intangible assets:

         (a)   common capital;
         (b)   capital surplus (excluding surplus related to preferred stock);
         (c)   perpetual preferred stock and related surplus; and
         (d)   retained earnings (including the available for sale adjustment).

         "CAPITAL RATIO" shall mean the ratio of Bank's Capital to its Assets.

         "CLASSIFIED ASSETS" shall mean Assets classified as Substandard, Doubtful or Loss.

         "CONTROL" shall mean the power to vote 5% or more of any class of voting stock of Bank or the Borrower.

         "GUARANTOR" means FVNB Delaware Corp.

         "LEVERAGE RATIO" shall mean Tier 1 Equity Capital divided by Average Assets.

         "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Security Instruments and all other documents executed or to be executed by Borrower, Bank, or any Obligated Party pursuant to the terms of or in connection with this Loan Agreement.

         "NOTE" shall mean the promissory note, evidencing the Loan, in substantially the form of Exhibit "A," attached hereto and incorporated herein by reference for all purposes

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appropriately completed, and any promissory note issued in substitution therefore or in renewal, modification, extension, or rearrangement thereof.

         "OBLIGATED PARTY" means any person or entity who is or becomes party to any agreement that guarantees or secures payment and performance of the Obligations or any part thereof.

         "OBLIGATIONS" means the outstanding principal amount of the Note and interest accrued thereon, and any and all other indebtedness, liabilities and obligations whatsoever of Borrower and/or Bank to Lender hereunder or under the Note, the Security Instruments, and any of the other Loan Documents or otherwise, whether direct or indirect, absolute or contingent, due or to become due, and whether now existing or hereafter arising, and howsoever evidenced or acquired, whether joint or several, and whether evidenced by note, draft, acceptance, guaranty, open account, letter of credit, surety agreement or otherwise, it being contemplated by the parties hereto that Borrower may become indebted to Lender in further sum or sums.

         "PERSON" means any individual, corporation, business trust, association, company, partnership, joint venture, or other entity.

         "RETURN ON ASSETS" means at any particular time for any specified period the ratio, determined as a percentage, of Bank's net income after taxes to Bank's Average Assets determined at the end of such period.

         "SECURITY AGREEMENT" means the Security Agreement executed by Borrower and Guarantor in favor of Lender, granting to Lender a first priority perfected security interest in all issued and outstanding shares of capital stock of Guarantor and Bank whether now owned or hereafter acquired, as amended or modified from time to time.

         "SECURITY INSTRUMENTS" shall mean any and all security agreements, financing statement, guarantees, surety agreements, agreements of any sort creating or perfecting liens or in any other way securing or guaranteeing payment, repayment or performance of the Obligations.

         "SUBSIDIARY" means any corporation or bank of which more than 50% of the issued and outstanding securities having ordinary voting power for the election of a majority of directors is owned or controlled, directly or indirectly, by Borrower, by Borrower and one or more other Subsidiaries, or by one or more other Subsidiaries.

         "TIER 1 EQUITY CAPITAL" shall mean Capital of the Bank (but without the available for sale adjustment).

         "TRIBUNAL" shall mean any state, commonwealth, federal, foreign, territorial, regulatory, or other court or governmental department, commission, board, bureau, agency or instrumentality.